EXHIBIT 99

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 11-K

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2006

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 1-12147

THRIFT PLAN OF DELTIC TIMBER CORPORATION

(Full title of the Plan)

DELTIC TIMBER CORPORATION

(Exact name of issuer of securities held pursuant to Plan)

210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas	71731-7200
(Address of principal executive offices)	(Zip Code)

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedules not listed above are omitted because of the absence of conditions under which they are required under the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation (the “Plan”) as of December 31, 2006 and 2005, and the related statement of changes in net assets available for benefits for the year ended December 31, 2006. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2006 and 2005, and the changes in net assets available for benefits for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2006, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 27, 2007

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statements of Net Assets Available for Benefits

December 31, 2006 and 2005

	2006	2005
Assets
Investments (Note 3)	$17,186,417	15,754,098

Liabilities
Forfeitures due to Company	9,066	43

Net assets available for benefits	$17,177,351	15,754,055

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2006

Additions to net assets
Contributions
Employee	$1,142,908
Employer	670,061
Other	9,956

Total contributions	1,822,925

Investment income
Interest and dividends	466,416
Net appreciation in fair value of investments	754,437

Total investment income	1,220,853

Total additions to net assets	3,043,778

Deductions from net assets
Distributions of benefits	1,616,926
Administrative expenses	3,556

Total deductions from net assets	1,620,482

Net increase in net assets available for benefits	1,423,296

Net assets available for benefits
Beginning of year	15,754,055

End of year	$17,177,351

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2006

Note 1—Description of Plan

General

The Thrift Plan of Deltic Timber Corporation (“the Plan”) is a profit sharing, defined contribution plan covering each employee who is scheduled to work, or actually does work, 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Although it has not expressed any intent to do so, Deltic Timber Corporation (“Deltic” or the “Company”) has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan’s provisions, refer to the Plan document.

The Plan is administered by Deltic’s Pension, Investment, and Employee Benefits Committee (“Plan Administrator”), whose members are appointed by the Company’s Board of Directors. SunTrust Bank (“SunTrust” or the “Trustee”), Nashville N.A. is the Plan’s trustee.

Contributions

Contributions to the Plan include (a) employee tax-deferred, earnings-reduction contributions, (b) employee after-tax supplemental contributions, (c) employer matching safe harbor contributions and (d) rollovers from other qualified plans.

A participant may contribute up to 50 percent of their eligible compensation to a tax-deferred account. Effective January 1, 2005, the employer will make a safe harbor contribution on behalf of each participant who makes a tax-deferred contribution to the Plan. The safe harbor contribution will equal 100 percent of the first 5 percent of eligible compensation that is contributed to the Plan. The employer may make additional voluntary matching contributions at its discretion. No such additional contributions were made in 2006. Tax-deferred contributions may not exceed the annual IRS limit. Participants may also contribute to an after-tax supplemental account not to exceed 10 percent of eligible compensation. After-tax supplemental contributions are not matched by the employer. Participants direct the investment of their contributions and employer matching contributions into various investment options offered by the Plan. The Plan currently offers stock in the Company and 12 investment funds as options for participants.

Vesting

Effective January 1, 2005, the Plan was amended whereby participants working for the employer on that date, became 100 percent vested in all previous matching employer contributions. Subsequently, participants will be immediately 100 percent vested in safe harbor contributions.

Prior to January 1, 2005, a participant was vested in Company contributions after (1) completion of three years of service, (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2006

Note 1—Description of Plan (cont.)

Withdrawals

Although the Plan is designed specifically for retirement, a participant may request an in-service withdrawal from the Plan while actively employed. A participant may withdraw employee after-tax supplemental contributions, Pre-2005 employer matching contributions, Pre-1987 deductible contributions, or Post-1986 matching employee contributions at a minimum of $250. Withdrawals from these accounts are limited to once every 12 months. Pre-1987 matching employee contributions may be withdrawn at any time and at any amount. Participants may be required to bear the cost of any distribution fees associated with an in-service withdrawal.

A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. “Hardship” is an immediate and heavy financial need in one of the following areas: (1) medical expenses not covered by insurance for the employee, spouse or dependents, (2) purchase of a principal residence (not including mortgage payments), (3) preventing foreclosure or eviction from employee’s principal residence, (4) tuition fees for the next 12 months of post-secondary education for employee, spouse or dependents, (5) funeral or burial expenses for the employee’s deceased parent, spouse or dependent, (6) principal residence repair that qualifies for the casualty deduction, or (7) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 6 months.

Any employer contributions, employee tax-deferred or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59 1/2 years old, or permanently disabled, or has died.

Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

Administrative Expenses

The Company pays most administrative expenses.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2006

Note 2—Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on quoted market values. Purchases and sales of securities are recorded on a trade-date basis.

The financial statements of the Plan are compiled using information received from SunTrust. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions, which affect Plan investments. Such information has been certified as complete and accurate by the Trustee. The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Note 3—Investments

During 2006, the Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated in value by $754,437, as follows:

Mutual funds	$684,207
Equity securities	70,230

$754,437

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2006

The following table represents the fair value of individual investments that exceeded 5% of the Plan’s net assets at December 31, 2006 and 2005:

	2006	2005
Mutual funds
MFS Massachusetts Investors Growth Fund	$880,306	1,143,631
STI Classic Capital Appreciation Fund	—	1,284,543
STI Classic Small Cap Growth Stock Fund	1,061,150	1,087,215
Fidelity Advisor Equity Income Fund	1,418,060	1,179,708
Vanguard 500 Index Fund	1,365,798	1,093,393
MFS Total Return Fund	1,819,137	1,206,465
SunTrust Retirement Stable Asset Fund	2,258,498	2,365,434
T. Rowe Price Growth Stock Fund	1,171,445	—
Other*	2,799,313	1,740,250

	12,773,707	11,100,639

Equity securities
Deltic Timber Corporation common stock	2,524,065	2,659,239
Murphy Oil Corporation common stock	1,888,645	1,994,220

	4,412,710	4,653,459

Total investments	$17,186,417	15,754,098

*	Individually less than 5%

Note 4—Income Tax Status

The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. The Internal Revenue Service determined and informed the Company by a letter dated January 28, 2002, that the Plan was designed in accordance with applicable sections of the Internal Revenue Code. By a letter dated February 24, 2004, the Internal Revenue Service made a favorable determination related to plan amendments enacted in 2003. No additional determination letters have been received since that time related to the subsequent plan amendments; however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant’s beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant’s behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant’s accounts representing his/her proportional share of the investment income of the Trust.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2006

Note 5—Related Party Transactions

Certain Plan investments are invested in funds sponsored by affiliates of SunTrust. These investments included STI Classic Small Cap Growth Stock Fund, SunTrust Stable Asset Fund, and STI Classic International Equity Index Fund. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.

Note 6—Concentration of Investments

As of December 31, 2006 and 2005, 15% and 17%, respectively, of net assets available for benefits were invested in Deltic Timber Corporation common stock. In addition, 22% and 30%, respectively, of net assets available for benefits were invested in mutual funds sponsored by SunTrust Bank.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedule H, Line 4i

Schedule of Assets (Held at End of Year) (2)

December 31, 2006

Identity of Issuer	Description of Investment	Current Value
Equity securities
Deltic Timber Corporation common stock (1)	48,816.182 shares	$2,524,065
Murphy Oil Corporation common stock	37,141.503 shares	1,888,645

Mutual funds
Fidelity Advisor Equity Income Fund	44,903.723 shares	1,418,060
MFS Massachusetts Investors Growth Fund	63,790.277 shares	880,306
Templeton Foreign Fund	39,060.543 shares	532,786
Federated Mid Cap Index Fund	21,154.399 shares	485,281
T. Rowe Price Growth Stock Fund	37,534.291 shares	1,171,445
STI Classic Small Cap Growth Stock Fund (1)	52,741.063 shares	1,061,150
Vanguard 500 Index Fund	10,458.669 shares	1,365,798
SunTrust Stable Asset Fund (1)	59,749.426 shares	2,258,498
Goldman Sachs Core Fixed Income Fund	82,874.460 shares	813,827
Dreyfus Premier Small Cap Value	25,086.355 shares	561,433
STI Classic International Equity Index (1)	22,211.516 shares	405,986
MFS Total Return Fund	112,431.228 shares	1,819,137

		$17,186,417

Notes

(1)	SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.
(2)	Information on cost of the investments is excluded, as all investments are participant directed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Pension, Investment, and Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIFT PLAN OF DELTIC
TIMBER CORPORATION

Dated: June 27, 2007	By:	/s/ Kenneth D. Mann
Kenneth D. Mann, Vice President,
Treasurer, Chief Financial Officer,
and Vice Chairman of Pension,
Investment, and Employee Benefits
Committee, Deltic Timber Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-34317, No. 333-76294, and No. 333-90026) on Form S-8 of Deltic Timber Corporation of our report dated June 27, 2007, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2006 and 2005, and the related statement of changes in net assets available for benefits for the year ended December 31, 2006, and supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 27, 2007